Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

OPAL FUELS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fee Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	Other (2)	175,541,507	(3)	$10.21	(2)	$1,792,278,787		$0.0000927	$166,145
	Equity	Warrants to Purchase Class A Common Stock, par value $0.0001 per share	Other (4)	9,223,261						$0.0000927		(4)
	Equity	Class A Common Stock, par value $0.0001 per share	Other (5)	6,223,233	(6)	$9.855	(5)	$61,329,962		$0.0000927	$5,686
	Equity	Warrants to Purchase Class A Common Stock, par value $0.0001 per share	Other (4)	6,223,233						$0.0000927		(4)
Fee to be Paid				-						-	-
Carry Forward Securities
Carry Forward Securities								-
	Total Offering Amounts							$171,831
	Total Fees Previously Paid							171,831
	Total Fee Offsets							-
	Net Fee Due							$-	(7)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on The Nasdaq Capital Market on August 5, 2022, as calculated in connection with the initial filing of this registration statement.

(3)	The number of shares of Class A Common Stock being registered includes (i) 21,919,209 shares of the Registrant’s Class A Common Stock, (ii) 144,399,037 shares of the Registrant’s Class A Common Stock issuable upon the conversion of 144,399,037 common units of Opal Fuels LLC for shares of the Registrant’s Class C Common Stock and the subsequent conversion of such shares of Class C Common Stock and (iii) 9,223,261 shares of the Registrant’s Class A Common Stock issuable upon exercise of warrants.

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A Common Stock.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on The Nasdaq Capital Market on September 16, 2022, as calculated in connection with the filing of Amendment No. 1 to this registration statement.

(6)	The number of shares of Class A Common Stock being registered includes 6,223,233 shares of the Registrant’s Class A Common Stock issuable upon exercise of warrants.

(7)	Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-266757) does not register any additional securities and as a result no additional filing fee is due.